UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2023
PAR Technology Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.02 par value	PAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                             Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2023, the Board of Directors (“Board”) of PAR Technology Corporation (“Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, determined to increase the size of the Board from six (6) to seven (7) directors and appointed Linda Marie Crawford as an independent director of the Company, effective December 5, 2023. Committee assignments for Ms. Crawford will be determined at a later date.

In connection with her appointment, Ms. Crawford is eligible to receive compensation for her Board and future committee service consistent with that provided to all non-employee directors as generally described in the Company’s definitive proxy statement for the 2023 annual meeting of shareholders filed with the Securities and Exchange Commission on April 17, 2023. In addition, in connection with her appointment, Ms. Crawford will receive a pro-rated portion of the annual retainer consisting of (i) $40,000; and (ii) a restricted stock unit award under the Company’s 2015 Equity Incentive Plan with a grant date fair value of $175,000, which is subject to vesting in full on the date of the Company’s 2024 annual meeting of shareholders.

Ms. Crawford, 59, served as the Chief Executive Officer of Helpshift, Inc., a company focused on AI driven customer support solutions for B2C companies from 2017 until her retirement in 2020. She also served as the Chief Customer Officer of Optimizely, Inc., a SaaS company focused on customer experience, from 2016 to 2017. Prior to Optimizely, Ms. Crawford spent nearly a decade at Salesforce in several executive positions, including Executive Vice President and Chief Executive Officer of the Sales Cloud Products division. Prior to Salesforce, Ms. Crawford held executive positions at Siebel Systems, the company credited for creating the CRM industry. Ms. Crawford currently serves on the board of directors and as a member of the corporate governance and nominating committee of Verint Systems Inc. (Nasdaq Global Select Market: VRNT). She previously served as a director of ChannelAdvisor from 2021 to 2022, and as a director of Demandware, which was acquired by Salesforce in 2016.

There are no arrangements or understandings between Ms. Crawford and any other person pursuant to which she was selected as a director. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Crawford, or any member of her immediate family, had, or will have, a direct or indirect material interest.

A copy of the Company’s press release issued on December 5, 2023 regarding the appointment of Ms. Crawford to the Board is filed as Exhibit 99 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Exhibit Description
99	Press release, dated December 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date:	December 5, 2023	/s/ Bryan A. Menar
Bryan A. Menar
Chief Financial Officer
(Principal Financial Officer)